Exhibit 31.1

CERTIFICATION REQUIRED BY RULE 13a-14(a) OR RULE 15d-14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

I, James R. Tennant, Chairman of the Board and Chief Executive Officer of Home Products International, Inc., certify that:

1. I have reviewed this annual report on Form 10-K of Home Products International, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 13, 2004	By:	/s/ James R. Tennant
James R. Tennant Chairman of the Board and Chief Executive Officer